                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                                   FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

    Date of Report (Date of earliest event reported) - October 17, 1996

                        ADVANCED VIRAL RESEARCH CORP.
         (Exact name of registrant as specified in its charter)

            Delaware                 33-2262-A            59-2646820
      (State or other juris-       (Commission File     (IRS Employer
       diction of incorporation)       Number)           Identification No.)


         1250 East Hallandale Beach Blvd.,
         Suite 501,
         Hallandale, Florida                              33009
    (Address or principal executive offices)            (Zip Code)

    Registrant's telephone number, including area code: (954) 458-7636

                                    None

        (Former name or former address, if changed since last report)

       Item 1.  Changes in Control of Registrant

                Not Applicable

       Item 2.  Acquisition or Disposition of Assets

                Not Applicable

       Item 3.  Bankruptcy or Receivership

                Not Applicable

       Item 4.  Changes in Registrant's Certifying Accountant

                Not Applicable

       Item 5.  Other Events

     On October 17, 1996, Advanced Viral Research Corp. (the "Company") and Shalom Z. Hirschman, M.D. entered into an agreement (the "Employment Agreement") whereby Dr. Hirschman has agreed to serve as the President and Chief Executive Officer of the Company for a period of three years, subject to earlier termination by either party if the Company does not receive on or prior to December 31, 1997, funding of $3,000,000 from sources other than traditional institutional/bank debt financing or proceeds from the purchase by Dr. Hirschman of the Company's securities, including, without limitation, the exercise by Dr. Hirschman of outstanding stock options. Pursuant to the Employment Agreement Dr. Hirschman is entitled to receive an annual base salary of $325,000, automobile and health, life, disability and dental insurance benefits for the term of his employment. The Employment Agreement further provides that Dr. Hirschman shall be nominated by the Company to serve as a member of the Company's Board of Directors for the duration of his employment.

       Item 6.  Resignations of Registrant's Directors

                Not Applicable

       Item 7.  Financial Statements and Exhibits

                        (a)  Financial statements of business acquired

                             None

                        (b)  Pro forma financial information

                             None

                        (c)  Exhibits

      (99.1) Employment Agreement dated October 17, 1996 between Advanced Viral Research Corp. and Shalom Z. Hirschman, M.D.

       Item 8.  Change in Fiscal Year

                Not Applicable

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        ADVANCED VIRAL RESEARCH CORP.
                                        (Registrant)



  Dated: October 18, 1996               By:  /s/ William Bregman
                                              William Bregman
                                              Secretary-Treasurer

                               LIST OF EXHIBITS


  99.1 Employment Agreement dated October 17, 1996 between Advanced Viral Research Corp. and Shalom Z. Hirschman, M.D.